Exhibit 10.2

SOFTWARE ORDER FORM

ORDER No. 1

This Order Form incorporates by reference and is governed by the terms and conditions of the Software License Agreement between the signatories hereto dated December 7, 2018 (“Agreement”). This Order Form is effective as of December 13, 2018.

Swirlds, Inc. (“Licensor”)	Hash Labs, Inc. (‘Customer”)
224 W. Campbell Road, Suite 504	78 SW 7th Street
Richardson, Texas 75080	Miami, FL 33130

Signature	/s/ J. Mark Goode	Signature	/s/ Mance Harmon
Print Name:	J. Mark Goode	Print Name:	Mance Harmon
Title:	CEO	Title:	CEO
Date:	12.13.18	Date:	12/19/18

Licensor and Customer accept and agree to this Order Form, as follows:

1.	SOFTWARE LICENSE:

Licensed Software	Maximum # of Allowed Nodes (1)	License Term (2)	First-Year License Fee (3)*	Renewal Years - Annual License Fee**
Swirlds Hashgraph SDK for use in private permissioned networks.	15	One Year	$225,000	$45,000

* $15,000 per Node.

** $3,000 per Node.

(1) Customer may order additional Nodes by executing another Order Form (pricing may vary).

(2) Renewal: The License Term will automatically renew for additional one (1) year terms unless and until (i) the Agreement is terminated in accordance with Section 10.2, or (ii) Customer provides notice of non-renewal to Licensor at least thirty (30) days prior to expiration of the term then in effect. The License Fees will not be increased during the first three (3) years of the Term. For each renewal year thereafter, the annual license fee may be subject to an annual escalation, which increase shall not be more than three percent (3%).

(3) The First-Year License Fee is due and payable on or before February 28, 2019.

2.	CORO CUSTOMER TRANSACTION FEE:

“Coro Customer Transaction Fee Percentage” means 10%

“Minimum Quarterly Coro Customer Transaction Fee” means $5,000.

“Coro Customer Transaction Fee” means, for the period being measured, (i) the Coro Customer Transaction Fee Percentage, multiplied by (ii) the aggregate value of all transactions fees collected by Customer or its Affiliates from Coro Network transactions between Coro Account Holders processed on the Swirlds Customer Network.

Coro Customer Transaction Fees shall be paid: ☐ Monthly ☑ Quarterly

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SOFTWARE ORDER FORM

ORDER No. 1

On or before the thirtieth (30th) day following the end of each calendar quarter during the License Term, Customer shall deliver to Licensor the payment of the Coro Customer Transaction Fee for the calendar month just ended, along with a report (in form and substance acceptable to Customer), showing Customer’s calculation of the Coro Customer Transaction Fee for the applicable period. If the Coro Customer Transaction Fee payable to Licensor is less than the Minimum Quarterly Coro Customer Transaction Fee for any quarter, Customer will pay Licensor the Minimum Quarterly Coro Customer Transaction Fee.

3.	NETWORK TRANSACTION FEES:

Customer will pay Licensor a network transaction fee on all transactions (other than transactions for fiat), that are conducted by a Coro Account Holder using their digital wallets on the Coro Network, regardless of the currency that is used for any such transaction (collectively, the “Network Transaction Fees”). The Network Transaction Fees will be the same as the transaction fees charged by Hedera Hashgraph, LLC (“Hedera”) for transactions using the Hedera network. The transaction fees charged by Hedera on the Hedera network will be communicated to Customer in writing and updated from time-to-time when changed.

Network Transaction Fees shall be paid: ☐ Monthly ☑ Quarterly

On or before the thirtieth (30th) day following the end of each calendar quarter during the License Term, Customer shall deliver to Licensor payment of the Network Transaction Fees for the calendar quarter just ended, along with a report (in form and substance acceptable to Customer), showing Customer’s calculation of the Network Transaction Fees for the applicable period.

4.	PAYMENT TERMS

All payments due under this Order Form shall be remitted to:

Swirlds, Inc.

Attn: Accounts Receivable

224 W. Campbell Road, Suite 504

Richardson, Texas 75080

All license fees are non-cancelable and non-refundable except as provided in the Agreement.

First-Year License Fee is due and payable on or before January 31, 2019

Annual license fees for any renewal year shall be invoiced annually in advance.

Payment of all Coro Customer Transaction Fees and Network Transaction Fees shall be due and on or before the thirtieth (30th) day following the end of each calendar quarter.

5.	CONTRACT AND BILLING CONTACT INFORMATION:

Contract Administrator: ___________________________	Billing Contact:__________________________________

Address: 78 SW 7th Street, Miami, FL 33130	Address: 78 SW 7th Street, Miami, FL 33130
E-mail: __________________ Voice: ____________	E-mail: __________________ Voice: _____________
Fax: __________________ Cell: ____________	Fax: __________________ Cell: _____________

Customer PO # (if necessary): _____________________**

** Identification of Customer’s PO is for Customer’s payment reference purposes only. Any terms and conditions contained therein are null and void as set forth in the Agreement.

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